FIRST GUARANTY BANCSHARES, INC.

400 East Thomas St., Hammond, LA 70401
888.375.3093
fgb.net

February 13, 2024

Dear Shareholders,

In order to keep you up to date on our progress, I will be sending out monthly updates rather than waiting for the quarterly releases. These monthly updates will not be audited numbers; however, we will do everything possible to ensure they are accurate and reflective of our trends.

As you will see from the below net interest income figures, our net interest income with loan fees has steadily increased since September and actually exceeded $7,588,000 in January of 2024. As a result, our income for the month of January 2024 reached $1,229,000 which annualized equates to $14,749,000.

The trend is very positive. Based on all indicators, we expect this trend to get even stronger as the year progresses. I will keep you up to date.

Thank you for your attention and support.

Sincerely,

Alton B. Lewis
President/CEO

This letter contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact which represent our current judgement about possible future events. We believe these judgements are reasonable, but these statements are not guarantees of any future events or financial results, and our actual results may differ materially due to a variety of factors, many of which are described in our most recent Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or otherwise revise any forward-looking statements.